Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FIRST QUARTER FINANCIAL RESULTS

Consolidated Net Revenue Increased 12% Year Over Year; Adjusted EBITDA Growth of 19% on

Strong Results for Both Macau and Las Vegas

Las Vegas, Nevada, April 29, 2014 — MGM Resorts International (NYSE: MGM) today reported financial results for the quarter ended March 31, 2014. Diluted earnings per share for the first quarter of 2014 was $0.21, an improvement compared to diluted earnings per share of $0.01 in the prior year first quarter.

“We are off to a strong start in 2014, with double digit Adjusted EBITDA growth at our wholly owned domestic resorts and record results at MGM China and CityCenter,” said Jim Murren, Chairman and CEO. “In the U.S., we are executing on our strategy to drive customer loyalty by increasing incremental convention business to our properties mid-week, hosting the best events on the weekends, and continually bringing new and exciting capital initiatives to our properties. Our development projects are well underway as MGM Cotai, our second Macau property, is on schedule to open in early 2016 and we are preparing to break ground on MGM National Harbor, in Maryland this summer, where we expect to open in 2016.”

Key results for the first quarter of 2014 include the following:

•	Consolidated net revenue was $2.6 billion, a 12% increase over the prior year first quarter;
•	Consolidated casino revenue increased 13% compared to the prior year quarter;
•	Rooms revenue at wholly owned domestic resorts increased 13% with a 14% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts compared to the prior year quarter;
•	Adjusted Property EBITDA(2) was $682 million compared to $574 million, a 19% increase compared to the prior year quarter;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA of $403 million, a 12% increase compared to the prior year quarter;
•

MGM China’s Adjusted EBITDA was a record $241 million, a 33% increase compared to the prior year quarter, including $16 million of branding fee expense in the current quarter versus $13 million in the prior year quarter;

•	CityCenter earned record Adjusted EBITDA related to resort operations of $95 million; and
•	Consolidated operating income was $413 million compared to $302 million in the prior year quarter.

Certain Items Affecting First Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended March 31,	2014	2013
Preopening and start-up expenses	$(0.01)	$—
Property transactions, net	—	(0.01)
Tax adjustments, net	—	(0.01)

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts decreased 2% compared to the prior year quarter, due to a decrease in table games hold percentage and a small decrease in slots revenue. Table games hold percentage in the first quarter of 2014 was 20.8% compared to 21.9% for the prior year quarter. Slots revenue increased 1% compared to the prior year quarter at the Company’s Las Vegas Strip resorts, but decreased 5% at the Company’s other wholly owned domestic resorts.

Rooms revenue increased 13% with Las Vegas Strip REVPAR up 14%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended March 31,	2014	2013
Occupancy %	92%	90%
Average Daily Rate (ADR)	$147	$132
Revenue per Available Room (REVPAR)	$135	$118

Food and beverage revenue increased 6% as a result of increased convention and banquet business and the opening of several new outlets. Operating income for the Company’s wholly owned domestic resorts increased 20% for the first quarter of 2014 compared to the prior year quarter due primarily to the increase in rooms revenues and improved rooms margins.

MGM China

Key first quarter results for MGM China include the following:

•	MGM China earned net revenue of $941 million, a 26% increase compared to the prior year quarter;
•	VIP table games turnover increased 12% from the prior year quarter and hold percentage was 3.0% in the current year quarter compared to 2.8% in the prior year quarter;
•	Main floor table games revenue increased 45% compared to the prior year quarter;
•

MGM China’s Adjusted EBITDA was a record $241 million, a 33% increase compared to the prior year quarter, including $16 million of branding fee expense in the current quarter versus $13 million in the prior year quarter; and

•	Operating income was $165 million compared to $99 million in the prior year quarter.

MGM China paid a $499 million dividend in March 2014, of which $254 million was distributed to MGM Resorts and $245 million was distributed to noncontrolling interests.

Income from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended March 31,	2014	2013
	(In thousands)
CityCenter	$14,046	$11,695
Other	4,730	4,649

	$18,776	$16,344

Results for CityCenter Holdings, LLC for the first quarter of 2014 include the following (see schedules accompanying this release for further detail on CityCenter’s first quarter results):

•	Net revenue from resort operations increased by 2% to $313 million compared to $308 million in the prior year quarter;
•	Adjusted EBITDA from resort operations was $95 million, an increase of 2% compared to the prior year quarter;
•	Aria’s table games hold percentage was 26.8% compared to 28.3% in the prior year quarter;
•	Aria’s occupancy percentage was 92% and its ADR was $229, resulting in record REVPAR of $211, a 14% increase compared to the prior year quarter;
•	Vdara reported record REVPAR of $165, an increase of 21% compared to the prior year quarter; and
•	Crystals reported Adjusted EBITDA of $11 million, an increase of 30% from the prior year quarter.

CityCenter’s operating income increased to $5 million for the first quarter of 2014 primarily due to increased revenues and strong margins related to its hotel operations.

Financial Position

“Our continued focus on driving revenue growth and maximizing margins is reflected in our strong flow through at our Las Vegas resorts,” said Dan D’Arrigo, Executive Vice President, CFO and Treasurer. “These factors along with continued strength at MGM China and CityCenter contributed to significant year over year growth in net income and earnings per share.”

The Company’s cash balance at March 31, 2014 was $1.1 billion, which included $556 million at MGM China. At March 31, 2014 the Company had $2.8 billion of borrowings outstanding under its $4.0 billion senior secured credit facility and $553 million outstanding under the $2.0 billion MGM China credit facility.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-877-355-2280 for domestic callers and 1-706-634-6528 for international callers. The conference call access code is 20455736. A replay of the call will be available through Tuesday, May 6, 2014. The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406. The replay access code is 20455736. The call will be archived at www.mgmresorts.com.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*        *        *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company also owns 51% of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is in the process of developing a gaming resort in Cotai, and 50% of CityCenter in Las Vegas, which features ARIA resort and casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding our development projects. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
SARAH ROGERS	CLARK DUMONT
Vice President Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8654 or srogers@mgmresorts.com	(702) 891-1836 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Revenues:
Casino	$1,583,432	$1,401,420
Rooms	452,386	401,250
Food and beverage	383,392	359,882
Entertainment	133,777	113,854
Retail	44,616	44,707
Other	125,427	123,826
Reimbursed costs	94,975	90,236

	2,818,005	2,535,175
Less: Promotional allowances	(187,607)	(183,027)

	2,630,398	2,352,148

Expenses:
Casino	990,834	875,246
Rooms	134,238	127,709
Food and beverage	220,058	204,740
Entertainment	98,937	83,725
Retail	23,476	25,966
Other	87,577	85,973
Reimbursed costs	94,975	90,236
General and administrative	319,246	303,901
Corporate expense	53,351	46,624
Preopening and start-up expenses	5,636	2,146
Property transactions, net	558	8,491
Depreciation and amortization	207,655	211,918

	2,236,541	2,066,675

Income from unconsolidated affiliates	18,776	16,344

Operating income	412,633	301,817

Non-operating income (expense):
Interest expense, net of amounts capitalized	(209,387)	(225,447)
Non-operating items from unconsolidated affiliates	(13,723)	(22,079)
Other, net	(1,434)	(1,282)

	(224,544)	(248,808)

Income before income taxes	188,089	53,009
Benefit (provision) for income taxes	3,519	(30,431)

Net income	191,608	22,578
Less: Net income attributable to noncontrolling interests	(83,448)	(16,032)

Net income attributable to MGM Resorts International	$108,160	$6,546

Per share of common stock:
Basic:
Net income attributable to MGM Resorts International	$0.22	$0.01

Weighted average shares outstanding	490,542	489,291

Diluted:
Net income attributable to MGM Resorts International	$0.21	$0.01

Weighted average shares outstanding	513,144	492,305

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$1,114,736	$1,803,669
Accounts receivable, net	492,535	488,217
Inventories	101,553	107,907
Deferred income taxes, net	—	80,989
Prepaid expenses and other	261,806	238,657

Total current assets	1,970,630	2,719,439

Property and equipment, net	14,034,075	14,055,212

Other assets:
Investments in and advances to unconsolidated affiliates	1,416,664	1,374,836
Goodwill	2,896,542	2,897,442
Other intangible assets, net	4,451,496	4,511,861
Other long-term assets, net	581,302	551,395

Total other assets	9,346,004	9,335,534

	$25,350,709	$26,110,185

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$220,523	$241,192
Income taxes payable	20,549	14,813
Deferred income taxes, net	46,642	—
Accrued interest on long-term debt	188,281	188,522
Other accrued liabilities	1,683,569	1,770,801

Total current liabilities	2,159,564	2,215,328

Deferred income taxes	2,305,322	2,430,414
Long-term debt	12,930,728	13,447,230
Other long-term obligations	132,249	141,590
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 490,609,242 and 490,360,628 shares	4,906	4,904
Capital in excess of par value	4,160,895	4,156,680
Retained earnings	165,252	57,092
Accumulated other comprehensive income	12,236	12,503

Total MGM Resorts International stockholders’ equity	4,343,289	4,231,179
Noncontrolling interests	3,479,557	3,644,444

Total stockholders’ equity	7,822,846	7,875,623

	$25,350,709	$26,110,185

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Bellagio	$319,856	$300,720
MGM Grand Las Vegas	261,664	258,890
Mandalay Bay	219,384	175,513
The Mirage	148,248	144,553
Luxor	83,693	77,789
New York-New York	72,968	69,268
Excalibur	67,573	61,809
Monte Carlo	68,611	66,500
Circus Circus Las Vegas	48,725	45,913
MGM Grand Detroit	133,148	140,868
Beau Rivage	82,426	80,910
Gold Strike Tunica	36,919	37,042
Other resort operations	27,019	29,413

Wholly owned domestic resorts	1,570,234	1,489,188

MGM China	941,448	747,557
Management and other operations	118,716	115,403

	$2,630,398	$2,352,148

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Bellagio	$105,149	$89,579
MGM Grand Las Vegas	62,233	62,005
Mandalay Bay	56,000	39,414
The Mirage	35,419	30,161
Luxor	17,978	15,574
New York-New York	25,627	23,400
Excalibur	18,890	15,109
Monte Carlo	19,895	17,486
Circus Circus Las Vegas	5,309	4,557
MGM Grand Detroit	33,366	39,653
Beau Rivage	14,641	13,873
Gold Strike Tunica	9,567	9,987
Other resort operations	(1,228)	239

Wholly owned domestic resorts	402,846	361,037

MGM China	240,725	180,455
CityCenter (50%)(1)	14,046	11,695
Other unconsolidated resorts(1)	4,730	4,649
Management and other operations	19,852	15,761

	$682,199	$573,597

(1)	Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended March 31, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$81,851	$—	$(21)	$23,319	$105,149
MGM Grand Las Vegas	40,932	197	(8)	21,112	62,233
Mandalay Bay	34,411	802	(2)	20,789	56,000
The Mirage	22,592	—	147	12,680	35,419
Luxor	8,807	3	(1)	9,169	17,978
New York-New York	20,887	55	244	4,441	25,627
Excalibur	15,455	—	(1)	3,436	18,890
Monte Carlo	14,014	915	3	4,963	19,895
Circus Circus Las Vegas	1,537	—	(11)	3,783	5,309
MGM Grand Detroit	27,654	—	—	5,712	33,366
Beau Rivage	8,166	—	—	6,475	14,641
Gold Strike Tunica	6,365	—	—	3,202	9,567
Other resort operations	(1,769)	—	—	541	(1,228)

Wholly owned domestic resorts	280,902	1,972	350	119,622	402,846

MGM China	164,589	2,408	(104)	73,832	240,725
CityCenter (50%)	14,046	—	—	—	14,046
Other unconsolidated resorts	4,711	19	—	—	4,730
Management and other operations	16,961	—	—	2,891	19,852

	481,209	4,399	246	196,345	682,199

Stock compensation	(6,699)	—	—	—	(6,699)
Corporate	(61,877)	1,237	312	11,310	(49,018)

	$412,633	$5,636	$558	$207,655	$626,482

Three Months Ended March 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$66,392	$—	$4	$23,183	$89,579
MGM Grand Las Vegas	40,972	—	666	20,367	62,005
Mandalay Bay	20,822	(604)	582	18,614	39,414
The Mirage	13,550	—	4,154	12,457	30,161
Luxor	3,775	—	3,179	8,620	15,574
New York-New York	17,737	—	31	5,632	23,400
Excalibur	11,162	—	—	3,947	15,109
Monte Carlo	12,858	—	(12)	4,640	17,486
Circus Circus Las Vegas	(389)	—	—	4,946	4,557
MGM Grand Detroit	34,371	—	—	5,282	39,653
Beau Rivage	6,427	—	(298)	7,744	13,873
Gold Strike Tunica	6,820	—	(13)	3,180	9,987
Other resort operations	(328)	—	(1)	568	239

Wholly owned domestic resorts	234,169	(604)	8,292	119,180	361,037

MGM China	99,117	2,374	195	78,769	180,455
CityCenter (50%)	11,319	376	—	—	11,695
Other unconsolidated resorts	4,649	—	—	—	4,649
Management and other operations	12,783	—	4	2,974	15,761

	362,037	2,146	8,491	200,923	573,597

Stock compensation	(6,943)	—	—	—	(6,943)
Corporate	(53,277)	—	—	10,995	(42,282)

	$301,817	$2,146	$8,491	$211,918	$524,372

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Adjusted EBITDA	$626,482	$524,372
Preopening and start-up expenses	(5,636)	(2,146)
Property transactions, net	(558)	(8,491)
Depreciation and amortization	(207,655)	(211,918)

Operating income	412,633	301,817

Non-operating income (expense):
Interest expense, net of amounts capitalized	(209,387)	(225,447)
Other, net	(15,157)	(23,361)

	(224,544)	(248,808)

Income before income taxes	188,089	53,009
Benefit (provision) for income taxes	3,519	(30,431)

Net income	191,608	22,578
Less: Net income attributable to noncontrolling interests	(83,448)	(16,032)

Net income attributable to MGM Resorts International	$108,160	$6,546

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Bellagio
Occupancy %	92.3%	92.7%
Average daily rate (ADR)	$262	$240
Revenue per available room (REVPAR)	$242	$222

MGM Grand Las Vegas
Occupancy %	95.2%	93.0%
ADR	$160	$145
REVPAR	$152	$135

Mandalay Bay
Occupancy %	92.3%	88.7%
ADR	$202	$182
REVPAR	$186	$161

The Mirage
Occupancy %	94.6%	95.1%
ADR	$170	$149
REVPAR	$161	$142

Luxor
Occupancy %	93.3%	90.5%
ADR	$102	$86
REVPAR	$95	$78

New York-New York
Occupancy %	97.9%	97.3%
ADR	$126	$112
REVPAR	$124	$109

Excalibur
Occupancy %	91.2%	85.7%
ADR	$82	$72
REVPAR	$75	$61

Monte Carlo
Occupancy %	96.0%	95.7%
ADR	$116	$104
REVPAR	$111	$99

Circus Circus Las Vegas
Occupancy %	74.8%	73.4%
ADR	$63	$54
REVPAR	$47	$39

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Aria	$253,689	$258,510
Vdara	26,250	22,059
Crystals	16,752	13,957
Mandarin Oriental	16,441	13,720

Resort operations	313,132	308,246
Residential operations	23,285	6,896

	$336,417	$315,142

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Adjusted EBITDA	$95,058	$86,987
Preopening and start-up expenses	—	(752)
Property transactions, net	(2,575)	—
Depreciation and amortization	(87,520)	(86,403)

Operating income (loss)	4,963	(168)

Non-operating income (expense):
Interest expense - sponsor notes	—	(24,948)
Interest expense - other	(22,852)	(43,470)
Other, net	(2,313)	743

	(25,165)	(67,675)

Net loss	$(20,202)	$(67,843)

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Aria
Occupancy %	92.0%	89.0%
ADR	$229	$209
REVPAR	$211	$186
Vdara
Occupancy %	89.5%	85.7%
ADR	$185	$160
REVPAR	$165	$137

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended March 31, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$7,556	$—	$1,307	$65,629	$74,492
Vdara	(2,951)	—	—	10,225	7,274
Crystals	4,233	—	79	6,742	11,054
Mandarin Oriental	(2,710)	—	—	4,719	2,009

Resort operations	6,128	—	1,386	87,315	94,829
Residential operations	2,607	—	1,114	205	3,926
Development and administration	(3,772)	—	75	—	(3,697)

	$4,963	—	$2,575	$87,520	$95,058

Three Months Ended March 31, 2013
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$13,099	$694	$—	$63,770	$77,563
Vdara	(5,296)	—	—	10,815	5,519
Crystals	2,003	58	—	6,444	8,505
Mandarin Oriental	(3,745)	—	—	5,010	1,265

Resort operations	6,061	752	—	86,039	92,852
Residential operations	(1,044)	—	—	356	(688)
Development and administration	(5,185)	—	—	8	(5,177)

	$(168)	$752	$—	$86,403	$86,987